News Release

Date:	April 7, 2025
Contact:	Natasha Drozdak
Director of Marketing & Digital Strategy
HomeTrust Bank
864.934.4449

Rob McCain Appointed as Senior Vice President, Market President of Charlotte Metropolitan Area
Asheville, N.C., April 7, 2025 – HomeTrust Bancshares, Inc. (NYSE: HTB) (“Company”), the holding company of HomeTrust Bank (“HomeTrust” or the “Bank”), announced today that Robert “Rob” McCain III has assumed the position of Market President of the Bank’s Charlotte metropolitan area, effective March 31, 2025. McCain will focus on expanding the Bank’s presence in the market, with the primary responsibility of growing commercial and treasury management market share and revenue. He will report to John Sprink, Executive Vice President of Commercial Banking.
“I am very excited to have Rob join the Charlotte team and the HTB family,” Sprink said. “He has a tremendous reputation and an impressive record of building teams and business in the Charlotte market, while exemplifying the cultural fundamentals that define HomeTrust Bank.”
McCain said he is honored to take on the role and values HomeTrust’s ability to foster strong relationships with clients while building a collaborative culture. “Over recent years HomeTrust has proven it is more than qualified to serve the needs of businesses in Charlotte, which has transformed itself into a hub of innovation and commerce,” he said. “I’m excited to bring my decades of experience in the Charlotte market to this opportunity.”
As a native of the area, McCain said he will take special pride in working to establish the Bank as a strong community partner.
McCain has worked in commercial banking in Charlotte since 1989 in roles that include Market Executive and Manager of Commercial Banking at First Citizens Bank, as well as Line of Business Manager for Commercial Real Estate Lending in the Carolinas at SunTrust.
He earned his Bachelor of Science in Business Administration from The University of North Carolina at Chapel Hill and his Master in Business Administration from The University of North Carolina at Charlotte. He is also a graduate of the School of Banking at Louisiana State University.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2024, the Company had assets of $4.6 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (the Asheville metropolitan area, the “Piedmont” region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (the Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to, the impact of bank failures or adverse developments involving other banks and related negative press about the banking industry in general on investor and depositor sentiment; the remaining effects of the COVID-19 pandemic on general economic and financial market conditions and on public health, both nationally and in the Company’s market areas; natural disasters, including the effects of Hurricane Helene; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission – which are available on the Company’s website at www.htb.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com